Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”), effective April 2, 2021 (the “Effective Date”), is entered into by and among the following:

1.
Youngevity International Inc., CLR Roasters LLC, and any respective successors, assigns, and agents (collectively, “Youngevity”);

2.
Daniel Mangless and any respective successors, assigns, and agents (collectively, “Mangless”);

Each of the foregoing may be referred to individually as a “Party” and together as the “Parties.”

A. WHEREAS, in March 2020, the Parties entered into a Securities Purchase Agreement, a Senior Secured Promissory Note, and a Pledge and Security Agreement (collectively, the “Loan Agreements”);

B. WHEREAS, Mangless sued Youngevity on February 10, 2021 for allegedly breaching the Loan Agreements in the action titled Mangless v. Youngevity International, Inc. and CLR Roasters LLC, Case No. 2021-CA-996-O (Fla. Cir. Ct.) (the “Lawsuit”);

C. WHEREAS, the Parties wish to resolve all disputes arising out of and related to the Loan Agreements and the Lawsuit;

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties agree as follows:

Agreements

1. Payment of Settlement. No later than April 10, 2021, Youngevity shall make a $195,000.00 payment to Mangless (the “Initial Payment”). In addition, beginning on May 1, 2021, and on the first day of every month thereafter through and including January 1, 2022, Youngevity will pay Mangless $101,668.35. Those payments will be applied to principal and interest in accordance with the amortization schedule attached as Exhibit A. Youngevity shall deliver all payments by wire transfer to Mangless at the following account: [ ]

2. Cure Period. If Youngevity misses any payment identified above in Paragraph One, Youngevity shall cure that missed payment within 30 days. Youngevity can be late by no more than 30 calendar days on no more than three payments identified above in Paragraph One without being in default under this Agreement. If Youngevity cures any missed payment, Youngevity shall pay Mangless interest at the rate of 18% compounded annually on the amount of the missed payment. For example, if Youngevity misses its May 1, 2021 payment of $101,668.35, and cures that missed payment on May 15, 2021, Youngevity is required to pay Mangless $102,420.42 on May 15, 2021.

3. Issuance of Common Stock. No later than April 10, 2021, Youngevity will issue Mangless 1,000,000 shares of its common stock, which is traded on the OTCM as YGYI (the “Stock”).

4. Stipulated Judgment. Simultaneous with the signing of this Agreement, Youngevity and Mangless will enter into a stipulated judgment in the form attached as Exhibit B. Mangless will not file that judgment with any Court or otherwise disclose the existence of that judgment to any third-party unless Youngevity defaults on any of its obligations in Paragraphs 1 through 3 above. Mangless understands that the judgment shall remain confidential and that he cannot disclose it to anyone other than counsel at Spector Gadon Rosen Vinci P.C.

5. Best Efforts.                                 Youngevity agrees to make its best efforts to bring its audit filings up to date.

6. Registration Statement. Youngevity will file a registration statement within 60 days after bringing its audit filings up to date if such registration statement is then necessary for Mangless to trade his Stock on the open market.

7. Dismissal and Resolution of the Lawsuit and Pending Litigation. No later than five days after Mangless receives all payments identified in Paragraph 1 above and the Stock identified in Paragraph 3 above, Mangless will dismiss the Lawsuit with prejudice. The Parties also agree to take no action adverse to each other in any litigation matter, including the Lawsuit, during the time in which Youngevity is making the payments to Mangless identified in Paragraph 1 above and is not otherwise in default of its obligations under this Agreement.

8. General Release. Effective upon Youngevity’s satisfaction of its obligations identified in Paragraphs 1 and 3, above, to the maximum extent permitted by law, the Parties, on behalf of themselves and their successors, assigns, agents, and any other party claiming on their behalf, agree to and hereby do provide a full and final release of any and all actions, causes of action, suits, claims, and demands of any nature whatsoever, whether at law, equity, or otherwise, accrued or unaccrued, asserted or not asserted, which any Party has or may have had against any other Party arising out of or related to any matter or event, action or inaction, commission or omission that has occurred or failed to occur prior to the Effective Date of this Agreement, including but not limited to those relating to or arising out of the facts and allegations giving rise to the Lawsuit and/or the Loan Agreements.

9. Attorneys’ Fees. If Youngevity defaults under it obligations under this Agreement, it will pay Mangless any attorneys’ fees and cost he incurs in enforcing his rights under the Agreement.

10. Final Agreement. The Parties hereto acknowledge, declare, and agree that the terms of this Agreement are fully understood and voluntarily accepted. The Parties acknowledge that there has been no duress in the execution of this Agreement, that there have been no promises or commitments made that are not set forth in this Agreement, and that no defense exists to the enforcement of this Agreement.

11. Take Necessary Actions. The Parties shall execute and deliver all documents, provide all information, take all such action as may be necessary or appropriate to achieve the purposes of this Agreement and refrain from taking all such action as may interfere with or frustrate achievement of the purposes of this Agreement.

12. Representation by Counsel. Each Party represents and warrants that it has been fully counseled concerning the matters addressed in this Agreement and enters into this Agreement of his/its own free will and represents that he/it has obtained all information believed to be relevant to making a decision to enter into this Agreement, and has not relied on any representations made by other Parties that are not set forth in this Agreement.

13. Governing Law. This Agreement is governed by the laws of the state of Florida and shall be deemed to have been made in Florida. This Agreement shall be deemed to have been drafted by each of the Parties hereto, each Party having contributed to its creation, and no provision shall be construed against any Party on the theory that that Party was the drafter of the provision.

14. Notices. Any notice or communication required under this Settlement Agreement shall be effective when received and sufficient if given by email, and shall be addressed as follows:

For the Youngevity Parties:
Youngevity International and/or Steve Wallach, swallach@youngevity.com
and
Eric J. Awerbuch, Esq.
Emord & Associates, P.C.
2730 S. Val Vista, Dr., Bldg. 6, Ste. 133
Gilbert, AZ 85295
Eawerbuch@emord.com

For Mangless:                                    Daniel Mangless
dmangless@gmail.com
and
Daniel J. Dugan, Esq.
Spector Gadon Rosen Vinci PC
1635 Market Street, 7th Floor
Philadelphia, PA 19103
ddugan@sgrvlaw.com

15. Authorized to Sign. All Parties signing this Agreement represent and warrant to each other Party that they are authorized to do so, and that their signatures are each duly and fully authorized.

16. Integration Clause. This Agreement constitutes the sole and entire agreement of the Parties relating to the subject matter of this Agreement. No promise or inducement has been offered or made to any of the Parties contrary to or in addition to the statements contained in this Agreement. Each Party has asked all questions deemed necessary or desirable by him/it or his/its legal counsel in order to evaluate the terms of this Agreement to the satisfaction of such Party. This Agreement is executed without reliance upon any other statement or representation by any Party.

17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable under any applicable law or rule, the validity, legality, and enforceability of the other provisions of this Agreement will not be affected or impaired thereby.

18. Amendment. This Agreement may not be modified or amended, nor may any term or provision be waived or discharged, except in writing signed by the Parties. No waiver of any provision of the Agreement shall be effective unless it is in writing and signed by the Parties, and then such waiver or consent shall be effective only in the specific instances and for the specific purposes for which given and shall not act as a waiver of any future obligations or duties. Failure of any Party to insist upon strict observance of or compliance with all of the terms of this Agreement in one or more instances shall not be deemed to be a waiver of a Party’s right to insist upon such observance or compliance with the other terms of this Agreement or with such term in the future.

19. Binding Agreement. All covenants and agreements contained in the Agreement shall bind and inure to the benefit of the respective heirs, executors, administrators, successors, and assigns of the Parties.

20. Counterparts. This Agreement may be executed in counterparts, and legible facsimile or electronic signatures will be deemed originals.

BY EXECUTING THIS AGREEMENT, EACH OF THE PARTIES HERETO EVIDENCES THAT SUCH PARTY CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT. EACH PARTY HERETO FURTHER ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS NOT RELIED ON ANY PROMISE OF FUTURE BENEFIT OR ANY STATEMENT OF ANY OF THE PARTIES HERETO, OR ANYONE REPRESENTING ANY OF THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, NOT SET FORTH IN THIS AGREEMENT. EACH PARTY EXECUTING THIS AGREEMENT ACKNOWLEDGES THAT HE/SHE/IT DOES SO VOLUNTARILY AND OF HIS/ITS OWN FREE WILL AND CHOICE.

IN WITNESS WHEREOF, the foregoing terms of this Agreement are hereby acknowledged and agreed to:

/s/ David S. Briskie
Youngevity International Inc.

By:_David S. Briskie

Title:_President and CIO

Date:_April 13, 2021

/s/ David S. Briskie
CLR Roasters LLC

By:_David S. Briskie

Title: President and CIO

Date:_April 1, 2021

/s/ Daniel Mangless
Daniel Mangless

Date:_April 20, 2021

Approved as to form:

/s/ Irving J. Gonzalez
Counsel for Youngevity

By:_Irving J. Gonzalez

Date:_April 13, 2021

/s/ Cory L. Chandler
Counsel for Mangless

By:_Cory L. Chandler_(by DJO)

Date:_April 7, 2021

EXHIBIT A

EXHIBIT B

Stipulated Judgment

IN THE CIRCUIT COURT OF THE NINTH JUDICAL CIRCUIT
IN AND FOR ORANGE COUNTY, FLORIDA
CIRCUIT CIVIL DIVISION

Daniel Mangless,

Plaintiff,

v.
Case No. 2021-CA-996-0

Youngevity International, Inc.,
CLR Roasters LLC,
Defendants.
_________________________________/

STIPULATED JUDGMENT
IT IS HEREBY STIPULATED by and between plaintiff, DANIEL MANGLESS, (hereinafter "Plaintiff"), and defendants, YOUNGEVITY INTERNATIONAL, INC. and CLR ROASTERS LLC, (hereinafter "Defendants"), that judgment in the above-entitled cause be entered in favor of Plaintiff and against Defendants as follows:
1)
Plaintiff and Defendants entered into a written settlement agreement to resolve all outstanding claims in the case.
2)
Defendants have breached the written settlement agreement. As such, Plaintiff is entitled to a judgment in his favor.
3)
Wherefore, it is the order of this court that Plaintiff shall have a judgement against defendants, YOUNGEVITY and CLR ROASTERS LLC, in the amount of $______________, which is the sum total of all money Defendants still owe Plaintiff under the terms of the written agreement.
4)
Defendants/Counter-Plaintiffs, YOUNGEVITY and CLR ROASTERS LLC, shall take nothing on their counter-claim filed against Plaintiff/Counter-Defendant, Daniel Mangless. Such counter-claim is dismissed with prejudice and the Defendants/Counter-Plaintiffs release DANIEL MANGLESS from any claims it may have against Plaintiff. Defendants/Counter-Plaintiffs shall bear their own fees and costs.
5)
Plaintiff shall be entitled to pursue all of his rights and remedies with respect to any unpaid balance due under the written settlement agreement, including having a judgment entered against the Defendants. Defendants may move to set aside the judgment on the grounds they did not breach or are not in default of the written settlement agreement.
6)
Plaintiff need not give Defendants notice or demand of any default hereunder, other than the Notices required under the written settlement agreement.
7)
The parties further agree to waive findings of fact and conclusions of law and the right to appeal any judgment that may be entered under this stipulation for entry of judgment.
8)
Plaintiff and Defendants further expressly waive notice of entry of any judgment. Each party hereby agrees to pay its own costs of suit. However, in the event that Plaintiff is required to pursue its rights under this Stipulation For Entry Of Judgment, then Plaintiff may include in the balance due to Plaintiff any reasonable amounts incurred in executing on this judgment as well as any reasonable costs and attorney’s fees in recovering said amounts.
9)
Plaintiff is hereby awarded costs and attorney’s fees in the enforcement of this judgment. The court reserves jurisdiction to determine fees and costs.
10)
This judgment shall bear interest at the rate of 18% interest per annum.

DONE AND ORDERED in Chambers, in Orange County, Florida, this ___ day of __________, 202__.

___________________________________

Circuit Court Judge

Youngevity International Inc.

By:_________________________________

Title:________________________________

Date:________________________________

____________________________________
CLR Roasters LLC

By:_________________________________

Title:________________________________

Date:________________________________

____________________________________
Daniel Mangless

Date:________________________________

Approved as to form:

__________________________________
Cory L. Chandler/FBN: 621552
SPECTOR GADON ROSEN VINCI LLP
360 Central Avenue, Suite 1550
St. Petersburg, FL 33701
727-896-4600; Fax: 727-896-4604
Email: cchandler@sgrvlaw.com;
lgonzalez@sgrvlaw.com; pleadings@sgrvlaw.com
Attorney for Plaintiff/Counter-Defendant

_________________________________
Irving Joseph Gonzalez/FBN: 806810
IRVING JOSEPH GONZALEZ, P.A.
12000 Biscayne Boulevard, Suite 415
Miami, FL 33181
(305) 374-4343
(305) 261-0343 (facsimile)
Email: irv@irvgonzalez.com;
Attorney for Defendants/Counter-Plaintiff

Conformed Copies to:
Cory L. Chandler, Esquire
Irving Gonzalez, Esquire